                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                                 eCollege.com
            (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                               84-1351729
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


10200 A East Girard Avenue, Denver, Colorado              80231
(Address of Principal Executive Offices)                (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-78365.


     Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                        Name of Each Exchange on Which
     to be Registered                          Each Class is to be Registered
    -------------------                        ------------------------------
           None                                             None


     Securities to be registered pursuant to Section 12(g) of the Act:


                              Title of Each Class
                               to be Registered
                              -------------------
                    Common Stock, par value $.01 per share
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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the common stock, par value $.01 per share, of the Registrant under the caption "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-78365), as filed with the Securities and Exchange Commission on May 13, 1999, as amended from time to time, is hereby incorporated by reference.

Item 2.  Exhibits.

 Number                                    Description
---------  ----------------------------------------------------------------------------
      1.1  Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
      3.1  Second Amended and Restated Certificate of Incorporation, as amended
           (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
           Statement on Form S-1 (File No. 333-78365)).
      3.2  Form of Amendment to Second Amended and Restated Certificate of
           Incorporation to be in effect upon the closing of this offering
           (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
           Statement on Form S-1 (File No. 333-78365)).
      3.3  [Not Used]
      3.4  Amended and Restated Bylaws to be in effect upon the closing of this offering (incorporated by reference to Exhibit 3.4 to the Registrant's
           Registration Statement on Form S-1 (File No. 333-78365)).
      4.1  Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No.
           333-78365)).
      5.1  Opinion Of Brobeck, Phleger & Harrison LLP (incorporated by reference to
           Exhibit 5.1 to the Registrant's Registration Statement on Form S-1 (File
           No. 333-78365)).
     10.1  Unit Purchase Agreement dated June 11, 1997, between the Registrant and the
           Persons listed on the Schedule of Purchasers attached thereto (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on
           Form S-1 (File No. 333-78365)).
     10.2  Series B Preferred Share Purchase Agreement dated February 2, 1998, between the Registrant and the Persons listed on the Schedule of Purchasers attached thereto (incorporated by reference to Exhibit 10.2 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).

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
     10.3  Series C Preferred Share Purchase Agreement dated December 21, 1998, between the Registrant and the Persons listed on the Schedule of Purchasers attached thereto (incorporated by reference to Exhibit 10.3 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
     10.4  Amended and Restated Registration Agreement made as of December 21, 1998, by and among the Registrant, each of the Series A Investors, each of the
           Series B Investors and each of the Series C Purchasers (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on
           Form S-1 (File No. 333-78365)).
     10.5  Amended and Restated Shareholders Agreement made as of December 21, 1998, by and among the Registrant and each of the Parties listed on the Schedules attached thereto (incorporated by reference to Exhibit 10.5 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
     10.6  Form of Indemnification Agreement by and between the Registrant and its outside directors (incorporated by reference to Exhibit 10.6 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
     10.7  Consulting Agreement dated as of June 11, 1997, between the Registrant and
           New World Equities, Inc. (incorporated by reference to Exhibit 10.7 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
     10.8  Employment Agreement dated as of May 1, 1997, between the Registrant and
           Robert N. Helmick (incorporated by reference to Exhibit 10.8 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
     10.9  Form of Common Stock Purchase Warrant expiring June 11, 2000, issued pursuant to the Unit Purchase Agreement dated June 11, 1997 (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on
           Form S-1 (File No. 333-78365)).
    10.10  Agreement between the Registrant and the University of Colorado dated May
           22, 1998 (incorporated by reference to Exhibit 10.10 to the Registrant's
           Registration Statement on Form S-1 (File No. 333-78365)).
    10.11  Promissory Note dated June 1, 1997 by Registrant in the favor of Advanced
           Worldwide Education LC (incorporated by reference to Exhibit 10.11 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
    10.12  [Not Used]
    10.13  Lease Agreement dated May 10, 1999 between Kennedy Center Partnership and the Registrant (incorporated by reference to Exhibit 10.13 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
    10.14  Lease Agreement dated May 10,1999 between Kennedy Center Partnership and the Registrant (incorporated by reference to Exhibit 10.14 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
    10.15  1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit
           10.15 to the Registrant's Registration Statement on Form S-1 (File No.
           333-78365)).

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
    10.16  1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
    10.17  Employment Agreement dated as of April 12, 1999 between the Registrant and
           Charles P. Schneider (incorporated by reference to Exhibit 10.17 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
    10.18  Employment Agreement dated as of August 9, 1999 between the Registrant and
           Douglas H. Kelsall (incorporated by reference to Exhibit 10.18 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).
    10.19  Amendment to Amended and Restated Stockholders Agreement (incorporated by reference to Exhibit 10.19 to the Registrant's Registration Statement on
           Form S-1 (File No. 333-78365)).
    10.20  Warrant to Purchase Common Stock issued October 21, 1999 (incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on
           Form S-1 (File No. 333-78365)).
    10.21  U.S. Department of Commerce Financial Assistance Award (incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on
           Form S-1 (File No. 333-78365)).
    10.22  Loan and Security Agreement dated October 21, 1999 (incorporated by reference to Exhibit 10.22 to the Registrant's Registration Statement on
           Form S-1 (File No. 333-78365)).
     23.1  Consent of Arthur Andersen LLP (incorporated by reference to Exhibit 23.1 to the Registrant's Registration Statement on Form S-1 (File No.
           333-78365)).
     23.2  Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
     24.1  Powers of Attorney (See Signature Page on Page II-5).
     27.1  Financial Data Schedule (incorporated by reference to Exhibit 27.1 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-78365)).

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    eCollege.com
                                    (Registrant)


Date: December 6, 1999              By:  /s/  Robert N. Helmick
                                       --------------------------
                                         Robert N. Helmick
                                         President, Chief Executive
                                         Officer and Chairman of the
                                         Board of Directors

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